Exhibit 4.1

CUSIP No. 461070 856
No. 1	8,000,000 Shares

INTERSTATE POWER AND LIGHT COMPANY

(an Iowa corporation)

This certifies that Cede & Co. is the owner and registered holder of 8,000,000 Shares of 5.100% Series D Cumulative Perpetual Preferred Stock, par value $0.01 per share, with liquidation preference of $25.00 per share, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this 21st day of March, 2013.

CORPORATE
SEAL
	Name:	Name:
	Title:	Title:

Transfer Agent and Registrar Wells Fargo Bank, N.A.

INTERSTATE POWER AND LIGHT COMPANY

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER UPON REQUEST, A COPY OF THE FULL TEXT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED TO THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ALL AS SET FORTH IN THE CORPORATION’S RESTATED ARTICLES OF INCORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF IOWA.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—	Custodian under
(Cust) (Minor)
Uniform Gifts to Minors Act _______________
(State)
UNIF TRF MIN ACT	—	____________ Custodian (until age ______)_______________
(Cust) (Minor)
under Uniform Transfers to Minors Act _______________
(State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF [•]% SERIES D CUMULATIVE PERPETUAL PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, WITH A LIQUIDATION PREFERENCE OF $25.00 PER SHARE (THE “PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE ARTICLES OF AMENDMENT REGARDING DESIGNATION AND AUTHORIZATION OF THE PREFERRED STOCK (THE “ARTICLES OF AMENDMENT”), IN ADDITION TO THOSE SET FORTH IN THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE RESTATED BYLAWS OF THE CORPORATION.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                     Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

Signature:

Signature:

NOTICE: SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15.